EXHIBIT 10.318


                            INDEMNITY AGREEMENT

Pursuant to this Indemnity Agreement (this "Agreement"), each of R&B FALCON CORPORATION, a Delaware corporation ("Falcon") and RBF EXPLORATION II INC., a Nevada corporation all of the capital stock of which is owned by Falcon ("RBF II" and, collectively with Falcon, the "Indemnitors"), hereby requests TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA, One Tower Square, Hartford, Connecticut 06183, and AMERICAN HOME ASSURANCE COMPANY, 175 Water Street, 6th Floor, New York, New York 10038, each for itself and its affiliates, parent, and subsidiaries, (individually, a "Company" and collectively, the "Companies") to severally and not jointly furnish a performance bond, in the maximum penal sum of $265,000,000 (including any and all interest, attorney's fees, expenses, costs and liquidated damages), as evidenced by and as described by the Performance Bond, dated on or around February 1, 2000, given by the Companies and RBF II in favor of BTM Capital Corporation (the "Owner") and the Indenture Trustee (as defined in the Bond, the "Indenture Trustee") (such performance bond, as amended, modified or supplemented from time to time with the consent of the Companies, hereinafter referred to as the "Bond"), and as an inducement therefore each of the Indemnitors makes the following representations of fact, promises and agreements:

REPRESENTATIONS OF FACT:

      1. RBF II is required to deliver the Bond in connection with a Construction Supervisory Agreement, dated as of February 1, 2000, among RBF II, RBF Exploration Co. ("RBFE") and the Owner (as amended from time to time (as permitted by the indenture governing the Indenture Trustee or otherwise) with the consent of the Companies, the "CSA"), whereby RBF II is to supervise the design, construction, and delivery of a semi-submersible vessel in accordance with a written agreement, dated November 14, 1997, known as the Contract for Construction and Sale of Vessel (Hull No. HRBS6), between RBFE and Hyundai Heavy Industries Co., Ltd. and Hyundai Corporation, and in accordance with a written agreement, dated August 12, 1998, known as the Offshore Daywork Drilling Contract, between RBFE and Shell Deepwater Development, Inc.

      2. Each of the Indemnitors has a substantial, material and beneficial interest in the obtaining of the Bond and it is understood that the purpose of this Agreement is to induce the Companies to furnish the Bond. It is understood and agreed, however, that the Companies are under no obligation to furnish the Bond and, once furnished, the obligations of the Companies in respect thereof shall be subject to limitation as provided therein.

PROMISES AND AGREEMENTS: In consideration of the furnishing of the Bond by the Companies and for other valuable consideration, each of the Indemnitors hereby jointly and severally promises and agrees as follows:

      1. To pay all premiums for the Bond (including for any amendments, modifications, supplements and replacements), as they fall due, and until each of the Companies has been provided with competent legal evidence that the Bond has been duly discharged.

     2. To indemnify and exonerate each of the Companies from and against any and all loss and expense of whatever kind, including, without limitation, interest, court costs and counsel fees (hereinafter referred to as "Loss"), which they or either of them may incur or sustain as a result of or in connection with (x) the furnishing of this Bond and (y) the enforcement of this Agreement. To this end, each Indemnitor jointly and severally promises:

           (a) To promptly reimburse the Companies or either of them for all sums paid on account of such Loss and it is agreed that (1) originals or photocopies of claim drafts, or of payment records kept in the ordinary course of business, including computer printouts, verified by affidavit, shall be (in the absence of manifest error) prima facie evidence of the fact and amount of such Loss, (2) either or both the Companies shall be entitled to reimbursement for any and all disbursements made by either or both of them in good faith, under the belief that either or both of them were liable, or that such disbursement was necessary or expedient.

           (b) To deposit with the Companies or either of them on demand the amount of any reserve against such Loss which either of the Companies is required, or deems it prudent to establish, whether on account of an actual liability or one which is, or may be, asserted against either or both of them, and whether or not any payment for such Loss has been made.

      3. Each Indemnitor acknowledges and agrees that the obligations contained in this Agreement were substantial consideration for the issuance of the Bond, and that the Bond would not have been given without the execution and delivery of this Agreement by the Indemnitors.

      4. The validity and effect of this Agreement shall not be impaired by, neither Company shall incur any liability on account of, and the Indemnitors need not be notified of:

           (a) Either or both Companies' failure or refusal to furnish the Bond.

           (b) Either or both Companies' consent or failure to consent to changes in the terms and provisions of the Bond, or the obligation or performance secured by the Bond.

           (c) The taking, failing to take, or release of security, collateral, assignment, indemnity agreements and the like, as to the Bond.

           (d) The release by either Company, on terms satisfactory to it, of either or both Indemnitors.

           (e) Information which may come to the attention of either Company which affects or might affect its rights and liabilities or those of either of the Indemnitors.

      5. Neither Indemnitor shall have rights of indemnity, contribution or right to seek collection of any other outstanding obligation against the other Indemnitor or any other indemnitors or its property until the Indemnitors' obligations to the Companies under this Agreement shall have been satisfied in full.

      6. Each Indemnitor also understands and agrees that its obligations remain in full force and effect for the Bond, notwithstanding that the entity on whose behalf the Bond was issued has been sold, dissolved, placed in an insolvency proceeding or whose ownership has been otherwise altered or affected in any way.

      7. This Agreement is in addition to and not in lieu of any other agreements and obligations undertaken in favor of either or both of the Companies.

     8. (a) Without limiting the rights of the Companies under paragraph 2 hereof, from time to time, the obligees under the Bond may make a demand for payment or for performance (a "Demand") against the Bond. Subject to the terms and conditions of the Bond, when such Demand is made, the Companies must pay the amount of the Demand or cause completion to occur under the Bond within the time period required by the Demand. The Companies, with the knowledge and consent of the Indemnitors, have expressly waived any defenses to making such payment or to causing completion to occur pursuant to the terms of the Bond. If either or both of the Indemnitors receive notice from either or both of the Companies that a Demand has been made against the Bond by the obligees, the Indemnitors will, within 10 days from receipt of such notice, pay the Companies the full amount of the Demand, as well as all necessary fees. Such payment will be made by wire transfer or otherwise in immediately available funds to the bank account specified in the notice provided to such Indemnitor by the Companies.

           (b) Each Indemnitor waives, to the fullest extent permitted by applicable law, each and every right which it may have to contest such payment or performance by either or both of the Companies. Failure to make payment to the Companies as herein provided shall cause the Indemnitors to be additionally and jointly and severally liable for any and all reasonable costs and expenses, including attorney's fees, incurred by either or both of the Companies in enforcing this Agreement, together with interest on unpaid amounts due the Companies. Interest shall accrue, commencing the date either Company pays the amount of the Demand, at the prime rate of interest in effect on December 31 of the previous calendar year as published in the Wall Street Journal plus two percentage points (but such interest rate shall be limited to the greatest amount permitted pursuant to applicable law).

      9. Each Indemnitor will ensure that at all times the claims of the Companies against it hereunder rank at least pari passu with claims of all other unsecured creditors of such Indemnitor, other than creditors preferred by operation of law.

      10. Either Indemnitor shall be considered to be in default of this paragraph if (a) it fails to pay any principal or premium or interest on any Debt which is outstanding in the principal amount of at least $12,500,000 in the aggregate, when the same becomes due and payable and such failure results in acceleration of the maturity of the principal of such Debt; or (b) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition results in acceleration of the maturity of the principal of such Debt; or (c) any such Debt shall otherwise be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the giving of notice of a voluntary prepayment), prior to the stated maturity therefore. "Debt", for the purposes of this paragraph, shall be defined with respect to either Indemnitor as any indebtedness incurred in respect of (i) money borrowed, (ii) the issue of any bond, note, debenture or similar instrument, (iii) acceptance of documentary credit facilities, (iv) deferred payments for assets or services acquired,
(v) any transaction having, and intended by such Indemnitor to have the commercial effect of borrowing money, (vi) guarantees, bonds, letters of credit or similar instruments issued in connection with the performance of contracts, (vii) interest rate hedging arrangements, including without limitation, swaps, cap and collar arrangements and any foreign currency or other hedging arrangements, (viii) rental payments with regard to land, machinery, equipment or otherwise entered into primarily as a method of raising finances or of financing the acquisition of the asset leased, and
(ix) guarantees or other assurances against financial loss in respect of Debt of a person other than such Indemnitor. In the event of a default under this paragraph, the Indemnitors shall promptly upon written demand by the Companies deposit with an escrow agent (which shall be a reputable banking institution offering escrow services) an amount which shall represent the Companies' pro rata share (based on the full amount of the
Bond), on a pari passu basis, of any and all amounts paid to or otherwise given as security for the benefit of the other unsecured lenders by either of the Indemnitors in connection with or related to such failure, event, condition, declaration or requirement. The escrow account shall be available to the Companies to satisfy any liability or expense incurred by either of them under the Bond.

      11. This Agreement shall apply to the Bond and to any other bond furnished by either of the Companies in respect of the Indemnitors' obligations under the CSA, or where procured by either of the Companies, any other bond furnished by any other entity in respect of the Indemnitors' obligations under the CSA, and each other insurer or re-insurer with respect to the obligations of the Companies hereunder, and if such entity is another surety, co-surety, insurer or co-insurer, such entity shall also have the benefit of this Agreement and the right to proceed thereon, provided that nothing contained in this paragraph shall require that either Company furnish or procure any other bond other than the Bond.

      12. The Indemnitors shall promptly furnish to the Companies (a) a copy of each requisition form delivered to the Owner pursuant to Section 3.2(a) of the CSA, (b) a copy of each notice (including, without limitation, a notice of the occurrence of an Event of Default) received in connection with the CSA and (c) a certificate of the Indemnitors, on or within 5 days of the Anticipated Delivery Date (as defined in the CSA), certifying the status of the Project (as defined in the CSA), whether
Completion (as defined in the CSA) has occurred or when it is reasonably likely to occur, and providing salient facts related to such status and Completion. The Indemnitors shall promptly furnish to the Companies such other information as the Companies may reasonably request relating to or arising out of the Bond, the CSA or this Agreement.

       13. Without limitation of the other provisions hereof, each Indemnitor agrees to cooperate with and assist the Companies and their agents in performing their respective obligations under the Bond (including their obligation of performance and completion) and the Indemnitors shall take no action the effect of which would be to materially impair the ability of the Companies to perform their obligations under the Bond.

       14. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      15. Each agreement or covenant of either Indemnitor contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any party, or which any party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

      16. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      17. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Companies and the Indemnitors.

      18. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF CONNECTICUT EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

      19. EACH INDEMNITOR HAS READ THIS AGREEMENT CAREFULLY. THERE ARE NO SEPARATE AGREEMENTS OR UNDERTAKINGS WHICH IN ANY WAY LESSEN THE OBLIGATIONS OF THE INDEMNITORS AS ABOVE SET FORTH.

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WITNESS: The following signatures as of this _____ day of January, 2000.


Indemnitors:

Falcon Federal Tax ID: 76-0544217

R&B FALCON CORPORATION



By____________________________________________(Seal)
   Name:
   Title:



Attest_______________________________________________
   Name:
   Title:


RBF II Federal Tax ID:

RBF EXPLORATION II INC.



By____________________________________________(Seal)
   Name:
   Title:



Attest_______________________________________________
   Name:
   Title: